• general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the adverse effects of economic instability and recessionary conditions or market disruptions in Europe, China or other global markets, including, but not limited to the potential exit of the United Kingdom from the European Union; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve or the possibility of a negative interest rate scenario, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cybersecurity risks, including "denial of service," "hacking" and "identity theft," could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation and regulatory proceedings could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • risks resulting from the extensive use of models; • risk management measures may not be fully effective; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; • higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Forward-Looking Information • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. The return on average risk-weighted assets is a non-GAAP measure. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adjusted to remove the impact of loans that were covered by FDIC loss sharing agreements and purchased credit impaired ("PCI") loans as well as government guaranteed loans. Management believes their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios not impacted by purchase accounting or reflective of asset collectibility. • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. Non-GAAP Information A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in BB&T's Fourth Quarter 2016 Quarterly Performance Summary, which is available at BBT.com. Capital ratios are preliminary. This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant gains and charges in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release:

3 2016 Fourth Quarter Performance Highlights1  Record annual net income totaled $2.3 billion2, up 16.7% vs. 2015  4Q16 net income totaled $592 million2, up 17.9% vs. 4Q15  Diluted EPS totaled $0.72, up 12.5% vs. 4Q15  Adjusted EPS totaled $0.73 excluding merger-related and restructuring charges  ROA, ROCE and ROTCE3 were 1.16%, 8.75% and 14.91%, respectively Earnings Loans & Credit Quality  Average loans and leases held for investment totaled $142.3 billion in 4Q16, up 3.0% compared with 3Q16  NPAs decreased 3.6% vs. 3Q16  Reserve build of $11 million (Adjusted net charge-offs were $122 million vs. provision for loan losses of $133 million) Strategic Highlights  Repurchased 7.5 million shares in 4Q16  Increased total share repurchases by $200 million completed through an ASR  Total payout ratio4 was 101.9% in 4Q16  Restructured $2.9 billion in FHLB advances in 1Q17 Revenues  Taxable-equivalent revenues totaled $2.8 billion, up 8.3% vs. 4Q15  Net interest margin declined 7 bps to 3.32% vs. 3Q16  Core net interest margin was flat vs. 3Q16  Fee income ratio improved to 42.6% from 41.9% in 3Q16 Efficiency  GAAP efficiency improved to 61.1% vs. 61.7% in 3Q16  Adjusted efficiency3 was 59.5% vs. 58.7% in 3Q16  Noninterest expense was $1.7 billion, a decrease of 10.0% annualized vs. 3Q16 1 Returns and linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders 3 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures 4 Total payout ratio is calculated by dividing the sum on common stock dividends and share repurchases (excluding repurchases in connection with equity awards) by net income available to common shareholders

4 Pre-Tax After Tax1 Diluted EPS Impact Merger-related and restructuring charges $ (13) $ (8) $ (0.01) Securities duration adjustments and hedge ineffectiveness (34) (21) (0.03) Mortgage reserve adjustment 31 19 0.02 Selected Items Affecting Earnings ($ in millions, except per share impact) 1 Income taxes were estimated using the marginal tax rate

5 Loans Reflect Portfolio Purchases, Consumer Growth and Targeted Runoff  Average loans and leases held for investment increased 3.0% annualized in 4Q16 vs. 3Q16  Experienced loan growth vs. 3Q16 in several portfolios:  Grandbridge, up 28.4% annualized  Equipment Finance, up 15.2% annualized  Regional Acceptance, up 10.5% annualized  Sales finance completed a $1.9 billion portfolio acquisition in November and a $1.0 billion portfolio acquisition in September 1 Excludes loans held for sale 2 Other lending subsidiaries consist primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $134.8 $134.4 $141.1 $141.3 $142.3 $100.0 $110.0 $120.0 $130.0 $140.0 $150.0 4Q15 1Q16 2Q16 3Q16 4Q16 Average Loans Held for Investment ($ in billions) C&I $ 51,306 (1.6)% CRE – IPP 14,566 (2.7) CRE – C&D 3,874 7.5 Dealer floor plan 1,367 31.1 Direct retail lending 12,046 1.7 Sales finance 10,599 53.7 Revolving credit 2,608 11.1 Residential mortgage 30,044 (4.1) Other lending subsidiaries2 14,955 5.7 Acquired from FDIC and PCI 974 (29.5) Total $ 142,339 3.0% 4Q16 Average Balance 4Q16 v. 3Q16 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions)  1Q17 management expectations  Average loans are expected to be flat to up slightly vs. 4Q16 due largely to seasonality

6 Noninterest-Bearing Deposits Reflect Strong Growth $148.5 $149.9 $160.3 $159.5 $160.1 0.24% 0.25% 0.23% 0.23% 0.22% 0.20% 0.25% 0.30% 0.35% 0.40% $120.0 $130.0 $140.0 $150.0 $160.0 $170.0 4Q15 1Q16 2Q16 3Q16 4Q16 Total Interest-Bearing Deposit Cost  Total deposits averaged $160.1 billion, an increase of $615 million vs. 3Q16  Personal, up 0.6% annualized  Business, up 4.2% annualized  Public Funds, up 10.4% annualized  Noninterest-bearing deposits increased $862 million, or 6.8% annualized vs. 3Q16  The percentage of noninterest-bearing deposits to total deposits improved to 32.1% compared with 31.7% in 3Q16 Average Total Deposits ($ in billions) $45.8 $46.2 $48.8 $50.6 $51.4 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 4Q15 1Q16 2Q16 3Q16 4Q16 Average Noninterest-Bearing Deposits ($ in billions) Noninterest-bearing deposits $ 51,421 6.8% Interest checking 28,634 12.6 Money market & savings 63,884 (2.8) Subtotal $ 143,939 3.6 Time deposits 15,693 (3.1) Foreign office deposits – Interest- bearing 486 NM Total deposits $ 160,118 1.5% 4Q16 Average Balance Average Deposits ($ in millions) 4Q16 v. 3Q16 Annualized Increase (Decrease)

7 Credit Quality Reflects Seasonal Increase in Charge-offs; Lower NPAs1  Credit quality results reflect expected seasonal increase in consumer-related portfolios and impact of loan sales  Net charge-offs totaled $151 million, up 5 bps vs. 3Q16 - Includes $15 million related to PCI loans - Includes $14 million related to loan sales  Loans 90 days or more past due2 increased 7.4% vs. 3Q16  Loans 30-89 days past due2 increased 9.9% vs. 3Q16  NPAs decreased 3.6% vs. 3Q16  Excluding energy-related loans, NPAs were 0.34% of total assets  1Q17 management expectations  Management expects 1Q17 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range in 1Q17 0.34% 0.42% 0.40% 0.38% 0.37% 0.00% 0.20% 0.40% 0.60% 4Q15 1Q16 2Q16 3Q16 4Q16 Total Nonperforming Assets as a Percentage of Total Assets Annualized Net Charge-offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 2 Excludes nonperforming loans and leases 0.38% 0.46% 0.28% 0.37% 0.42% 0.00% 0.20% 0.40% 0.60% 4Q15 1Q16 2Q16 3Q16 4Q16

8 Energy Portfolio – Stabilized in 4Q16  Outstanding balances declined 7.6% compared with last quarter  Total commitments and nonaccruals decreased vs. 3Q16  35% Utilization rate  37% of portfolio is Criticized & Classified  Allocated reserves = 11.7%  All nonperforming borrowers are paying as agreed  Coal portfolio = $136 million outstanding, 42% utilization with 21% Criticized & Classified  Allocated reserves = 7.2% Support Services $108 9% Oil and Gas Portfolio $ in millions Midstream $492 40% Upstream $626 51% Total $1.2 billion (Less than 1% of total loans)

9 Allowance Coverage Ratios Remain Strong 2.83x 2.40x 3.88x 2.91x 2.47x 2.53x 1.89x 1.90x 2.00x 2.03x 1.00 2.00 3.00 4.00 4Q15 1Q16 2Q16 3Q16 4Q16 ALLL to Net Charge-offs ALLL to NPLs HFI  Coverage ratios remain strong at 2.47x and 2.03x for the allowance to net charge-offs and NPLs, respectively  The ALLL to loans ratio was 1.04%, relatively flat compared to last quarter  Excluding loans acquired from FDIC and PCI, the provision for credit losses was $133 million vs. adjusted net charge-offs of $122 million1  Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.13%, compared to 1.15% last quarter  Going forward, we continue to expect the loan loss provision to approximate charge-offs in addition to providing for incurred losses on incremental loan growth ALLL Coverage Ratios 1 Excludes $14 million of net charge-offs related to loans sold

10 Net Interest Margin Decreases to 3.32% 3.35% 3.43% 3.41% 3.39% 3.32% 3.13% 3.19% 3.17% 3.18% 3.18% 2.50% 3.00% 3.50% 4.00% 4Q15 1Q16 2Q16 3Q16 4Q16 Reported NIM Core NIM  4Q16 NIM decreased 7 bps vs. 3Q16 due to:  Securities duration adjustments, primarily acquired securities (5 bps)  Decline in purchase accounting accretion (2 bps)  Restructured $2.9 billion of FHLB advances in 1Q17  Recorded a pretax loss of $392 million  The debt’s average cost was 4.58%  The weighted average duration was 59 months  1Q17 management expectations  Core net interest margin expected to increase 8 – 10 bps - Impact of FHLB restructure - December 2016 rate increase - Favorable asset mix changes - Favorable funding cost and mix changes  GAAP net interest margin expected to increase 10-12 bps  Asset sensitivity decreased driven mostly due to:  FHLB restructuring  Slower prepayment speeds in mortgage assets Net Interest Margin 1 -0.93% 1.13% 2.14% 3.13% -1.89% 1.96% 3.26% 4.62% -2.00% 0.00% 2.00% 4.00% 6.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 12/31/16 Sensitivities as of 09/30/16 Rate Sensitivities 1 See non-GAAP reconciliations included in the attached Appendix

11 Fee Income Reflects Stronger Insurance and Investment Banking Income  Insurance income increased $9 million, primarily due to seasonally higher commissions  Mortgage banking income decreased $47 million due to net mortgage servicing rights valuation adjustments and lower production volumes  Other income increased $19 million, primarily due to higher income from partnerships and other investments 40.3% 39.9% 41.2% 41.9% 42.6% 35.0% 40.0% 45.0% 50.0% 4Q15 1Q16 2Q16 3Q16 4Q16 Fee Income Ratio 4Q16 4Q16 v. 3Q161 Increase (Decrease) 4Q16 v. 4Q15 Increase (Decrease) Insurance income $ 419 8.7% 10.3 % Service charges on deposits 172 - 4.2 Mortgage banking income 107 (121.4) 2.9 Investment banking and brokerage fees and commissions 108 27.6 18.7 Trust and investment advisory revenues 69 5.9 7.8 Bankcard fees and merchant discounts 60 (6.5) 7.1 Checkcard fees 50 - 6.4 Operating lease income 34 - 3.0 Income from bank-owned life insurance 26 (102.3) (3.7) FDIC loss share income, net - NM (100.0) Securities gains (losses), net 1 NM NM Other income 116 77.9 16.0 Total noninterest income $ 1,162 (0.7) % 14.5 % Noninterest Income ($ in millions) 1 Linked quarter percentages are annualized  1Q17 management expectations  Total noninterest income expected to be relatively flat vs. 4Q16

Noninterest Expense Reflects Lower Loan-Related Expenses and Merger-Related Charges

BB&T



Efficiency Ratio
70.0%
65.0%
60.0%
55.0%
50.0%
63.4%
60.7%
65.4%
61.7%
61.1%
59.2%
58.8%
59.6%
58.7%
59.5%
4Q15
1Q16
2Q16
3Q16
4Q16
GAAP Efficiency
Adjusted Efficiency[1]

- Personnel expense reflects a $12 million decline in equity-based compensation primarily due to a decrease for retirement eligible employees
- Loan-related expense decreased $39 million compared to the prior quarter largely due to a release of $31 million of mortgage repurchase reserves, which is primarily driven by lower anticipated loan repurchase requests
- Other expense increased $39 million primarily due to a net benefit of $73 million in the prior quarter related to the settlement of certain legacy mortgage matters involving the origination of mortgage loans insured by the FHA

Noninterest Expense

($ in millions)

	4Q16	4Q16 v. 3Q16[2] Increase (Decrease)	4Q16 v. 4Q15 Increase (Decrease)
Personnel expense	$ 1,004	(0.8) %	12.4 %
Occupancy and equipment expense	198	(9.8)	3.1
Software expense	57	(37.9)	9.6
Loan-related expense	(6)	NM	(116.2)
Outside IT services	50	(7.8)	22.0
Professional services	27	-	(6.9)
Amortization of intangibles	38	-	18.8
Regulatory charges	42	9.7	50.0
Foreclosed property expense	9	-	(18.2)
Merger-related and restructuring charges, net	13	NM	(74.0)
Other expense	236	78.8	1.7
Total noninterest expense	**$ 1,668**	**(10.0) %**	**4.4 %**

- 1Q17 management expectations
  - Excluding merger-related and restructuring charges and the FHLB restructuring charge, expenses should be slightly below $1.7 billion, even with seasonal headwinds in personnel costs

[1] Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
[2] Linked quarter percentages are annualized

12

13 Capital and Liquidity Remain Strong 10.3% 10.4% 10.0% 10.1% 10.2% 9.0% 9.5% 10.0% 10.5% 11.0% 4Q15 1Q16 2Q16 3Q16 4Q16  The common equity tier 1 ratio was 10.0% fully phased-in  BB&T’s 12/31/16 LCR was 121%  BB&T’s 4Q16 liquid asset buffer was 12.6%  Option exercises added 0.1% to the Common Equity Tier 1 capital ratio  4Q16 dividend payout ratio was 41.0%  4Q16 total payout ratio was 101.9%  1Q17 capital actions:  Continue share repurchase program with up to $160 million in share repurchases in the 1st quarter  CCAR 2017  Management is currently targeting a meaningfully significant increase in total return to shareholders compared with CCAR 2016 1 Current quarter regulatory capital information is preliminary Common Equity Tier 11

Community Banking Segment

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) vs 4Q15
Net Interest Income	$ 984	$ 12	$ 131
Noninterest Income[1]	359	1	28
Provision for Credit Losses	26	29	(13)
Noninterest Expense[2]	792	(8)	65
Income Tax Expense	191	(4)	35
Segment Net Income	$ 334	$ (4)	$ 72

Highlighted Metrics[5,6]

($ in billions)

	4Q16	Change Link[3]	Change Like
Total Commercial Loans	$ 50.4	4.9%	12.8%
Direct Retail Lending	$ 12.0	8.6%	18.7%
Money Market & Savings	$ 50.1	2.5%	12.7%
Noninterest Bearing Deposits	$ 46.4	15.2%	15.2%

Comments[5]

- Commercial production[4] in 4Q16 was the highest since 2011
  - Increased $114 million, or 2.6%, compared to 4Q15
  - Increased $454 million, or 11.2%, compared to 3Q16
- Direct Retail Lending production increased $156 million, or 14.9%, compared to 4Q15; increased $5 million, or 0.4%, compared with 3Q16
- Operating results increased vs. 4Q15 primarily due to the inclusion of National Penn and Susquehanna results
- Community Bank continues to execute on its branch rationalization program
  - 25 branch location closures completed in 4Q16
- Community Bank continues to focus on improving efficiency
  - Operating margin[7] improved 6.3% to 41.0% in 4Q16 vs. 4Q15
  - Operating margin[7] improved 7.8% to 39.2% for 2016 vs. 2015

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan
5 National Penn and Susquehanna results were included in this segment following the mid-July, 2016 conversion and the early November, 2015 conversions, respectively
6 Balances reported and related growth metrics are based on average YTD loans and deposits
7 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

14

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) vs 4Q15
Net Interest Income	$ 109	$ (10)	$ (2)
Noninterest Income[1]	75	(41)	(4)
Provision for Credit Losses	15	6	7
Noninterest Expense[2]	66	28	(37)
Income Tax Expense	39	(32)	9
Segment Net Income	$ 64	$ (53)	$ 15

Highlighted Metrics ($ in billions)

	4Q16	Change Link[4]	Change Like
Retail Originations	$ 2.2	(8.1%)	38.8%
Correspondent Purchases	$ 3.0	(22.5%)	53.8%
Total Production	$ 5.2	(17.0%)	47.1%
Loan Sales	$ 4.6	(6.9%)	48.5%
Loans Serviced for others (EOP)	$ 90.3	0.7%	(0.9%)

Comments[4]

- Net interest income decreased vs. 3Q16 primarily due to lower average balances and lower credit spreads on loans
- Noninterest income decreased vs. 3Q16 due to lower net mortgage servicing rights valuation adjustments and lower saleable loan volume and margins
- Noninterest expense increased vs. 3Q16 driven by settlement of certain FHA-insured loan matters in the prior quarter, partially offset by a 4Q16 decrease in repurchase reserves that reflects lower anticipated repurchase requests
- Production mix was 47% purchase / 53% refinance in 4Q16 vs. 57% / 43% in 3Q16
- Credit quality[3]
  - 30+ days and still accruing delinquency of 3.51%
  - Nonaccruals of 0.57%
  - Net charge-offs of 0.13%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

15

Dealer Financial Services Segment

BB&T

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) vs 4Q15
Net Interest Income	$ 203	$ 13	$ 11
Noninterest Income[1]	-	(1)	-
Provision for Credit Losses	86	10	9
Noninterest Expense[2]	51	1	2
Income Tax Expense	25	-	-
Segment Net Income	$ 41	$ 1	$ -

Highlighted Metrics

($ in billions)

	4Q16	Change: Link[4]	Change: Like
Retail Loan Production[5]	$ 2.8	29.3%	167.9%
Loan Yield	6.49%	(0.14)%	(0.08)%
Operating Margin[3]	74.9%	1.1%	0.4%
Net Charge-offs	2.01%	0.07%	0.00%

Comments

- Prime auto retail production in dealer network increased $73 million or 14.9% over 3Q16
- Prime auto enhanced by $1.9 billion portfolio acquisition in November
- Regional Acceptance generated solid loan growth
  - 10.5% loan growth vs. 3Q16[4] and 10.1% vs. 4Q15
  - Origination terms stable, maximum term of 72 months
  - Program changes over last two years steadily reduced the maximum permitted origination LTV
- Regional Acceptance's credit results continue to be within our credit risk appetite
  - Default, delinquency and nonaccrual rates all declined from 4Q15
  - 4Q16 net charge-off rate increased due to normal seasonality

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics
5 Retail loan production includes portfolio acquisitions

16

Specialized Lending Segment

BB&T

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) vs 4Q15
Net Interest Income	$ 120	$ (2)	$ 7
Noninterest Income[1]	76	(7)	5
Provision for Credit Losses	12	(11)	-
Noninterest Expense[2]	113	16	25
Income Tax Expense	16	(5)	(5)
Segment Net Income	$ 55	$ (9)	$ (8)

Highlighted Metrics

($ in billions)

	4Q16	Change[5] Link[4]	Change[5] Like
Loan Originations	$ 4.8	(8.7%)	2.9%
Loan Yield	4.53%	(0.07%)	(0.32%)
Operating Margin[3]	42.4%	(10.3%)	(9.8%)
Net Charge-offs	0.33%	(0.10%)	0.03%

Comments

- Specialized Lending continues to benefit from strong seasonal loan growth and production. Average loans up 5.4% compared to 3Q16[4] and up 16.1% compared to 4Q15
  - Premium Finance
    - 10.8% loan growth vs. 4Q15
    - 13.4% production growth vs. 4Q15
  - Sheffield
    - 12.1% loan growth vs. 4Q15
    - 5.4% production growth vs. 4Q15
  - Equipment Finance
    - 12.7% loan growth vs. 4Q15
    - 10.4% production growth vs. 4Q15
- Noninterest expense increase over Q316 driven primarily by asset write downs in the Equipment Finance operating lease portfolio
- Grandbridge realized strong mortgage banking income
  - 4Q16 up 21.5% compared to 4Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production, sales and credit metrics

5 During the first quarter of 2016, the Asset-Based Lending Group was moved to Community Banking, and Supply-Chain Lending was moved to the Financial Services segment. Prior period amounts have been retrospectively adjusted for these transfers

17

Insurance Holdings Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) 4Q15
Net Interest Income	$ 2	$ -	$ -
Noninterest Income[1]	428	16	40
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	374	(1)	43
Income Tax Expense	22	6	(1)
Segment Net Income	$ 34	$11	$ (2)

Highlighted Metrics

($ in millions)	4Q16	Change Link[4]	Change Like
Noninterest Income	$ 428	15.4%	10.3%
Total Agencies[3]	224	-	27
EBITDA Margin[5]	17.7%	3.7%	(1.5%)

Comments

- Commission and fee revenue growth of 10.9% vs. 4Q15:
  - 1.2% for Retail Segment
  - 21.2% for Wholesale Segment
- Higher noninterest income and noninterest expense vs. 4Q15 was primarily due to the addition of Swett & Crawford
- Higher noninterest income vs. 3Q16 primarily reflects seasonality in commercial property and casualty insurance
- Year-to-date organic growth in commission and fee revenue of 0.6% vs prior year
- Experienced strong quarter over quarter and year-to-date growth in Employee Benefits sales.

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and merger related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue

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Financial Services Segment

BB&T

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	4Q16	Inc/(Dec) vs 3Q16	Inc/(Dec) vs 4Q15
Net Interest Income	$ 161	$ -	$ 16
Noninterest Income[1]	263	30	42
Provision for Credit Losses	(2)	(34)	1
Noninterest Expense[2]	231	1	28
Income Tax Expense	73	24	11
Segment Net Income	$ 122	$ 39	$ 18

Highlighted Metrics

($ in billions)

	4Q16	Change Link[4]	Change Like
Average Loan Balances	$16.0	(2.9%)	7.4%
Average Deposits	$31.8	(1.6%)	6.1%
Total Invested Assets	$ 143.7	6.4%	10.0%
Invested Assets Noninterest Income ($ in millions)	$ 144	1.8%	7.0%
Operating Margin[3]	45.5%	3.9%	1.0%

Comments[4]

- Modest decline in Corporate Banking's loans vs. 3Q16 driven by higher than usual pay downs and the sale of energy loans
  - 4.2% decline in loans vs. 3Q16
  - 7.2% loan growth vs. 4Q15
- BB&T Wealth generated strong loan and deposit growth
  - 8.0% loan growth and 31.3% transaction deposit growth vs. 3Q16
  - 9.4% loan growth and 24.5% transaction deposit growth vs. 4Q15
- Increase in noninterest income vs. 3Q16 driven by higher client derivative, investment banking and SBIC private equity investments income
- Allocated provision decrease vs. 3Q16 driven by the sale of energy loans
- BB&T Retirement and Institutional Services received top rankings and 36 Best-in-Class awards in the 2016 national *PlanSponsor* survey

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues
4 Linked quarter growth rates annualized except for production and sales

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Purchase Accounting Summary

(Dollars in millions)

Purchase Accounting Summary	Acc. Yield[1] PCI Loans	PA Mark[2] Non-PCI Loans	PA Mark[3] Liabilities	PA Mark[4] Securities
Balance, Sept. 30, 2016	$ (421)	$ (318)	$ (54)	$ (404)
Interest income:				
Normal accretion	33	18	6	9
Cash recoveries/early payoffs/ duration adjustments	16	15	-	(23)
Total interest income	49	33	6	(14)
Other	(36)	-	-	-
Balance, Dec. 31, 2016	$ (408)	$ (285)	$ (48)	$ (418)
NBV/amortized cost of related assets/liabilities at Dec. 31, 2016	$ 910	$ 13,866	$ 2,938	$ 593

[1] Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments).

[2] Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

[3] Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

[4] Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

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Capital Measures1 (Dollars in millions, except per share data) 1 Current quarter regulatory capital is preliminary 23 As of / Quarter Ended Dec. 31 Sept. 30 June 30 March 31 Dec. 31 2016 2016 2016 2016 2015 Selected Capital Information Risk-based capital: Common equity tier 1 $ 18,050 $ 17,824 $ 17,568 $ 17,320 $ 17,081 Tier 1 21,102 20,876 20,620 20,373 19,682 Total 24,873 24,793 24,525 24,355 23,753 Risk-weighted assets 176,217 176,739 176,021 166,781 166,611 Average quarterly tangible assets 211,392 212,816 214,235 202,200 201,541 Risk-based capital ratios: Common equity tier 1 10.2% 10.1% 10.0% 10.4% 10.3% Tier 1 12.0 11.8 11.7 12.2 11.8 Total 14.1 14.0 13.9 14.6 14.3 Leverage capital ratio 10.0 9.8 9.6 10.1 9.8 Equity as a percentage of total assets 13.6 13.5 13.4 13.3 13.0 Common equity per common share $ 33.14 $ 33.27 $ 32.72 $ 32.14 $ 31.66

Non-GAAP Reconciliations 24 (Dollars in millions, except per share data) 1 Tangible common equity is a non-GAAP measure. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Calculations of tangible common equity and related measures1: Total shareholders' equity $ 29,926 $ 30,091 $ 29,743 $ 28,239 $ 27,340 Less: Preferred stock 3,053 3,053 3,053 3,054 2,603 Noncontrolling interests 45 39 39 39 34 Intangible assets 10,492 10,519 10,567 9,215 9,234 Tangible common equity $ 16,336 $ 16,480 $ 16,084 $ 15,931 $ 15,469 Outstanding shares at end of period (in thousands) 809,475 811,424 814,500 782,379 780,337 Tangible common equity per common share $ 20.18 $ 20.31 $ 19.75 $ 20.36 $ 19.82 As of / Quarter Ended Dec. 31 Sept. 30 June 30 March 31 Dec. 31 2016 2016 2016 2016 2015

Non-GAAP Reconciliations[1]

(Dollars in millions)

Efficiency Ratio (1)	Quarter Ended Dec. 31 2016	Sept. 30 2016	June 30 2016	March 31 2016	Dec. 31 2015
Efficiency Ratio Numerator - Noninterest Expense - GAAP	$ 1,668	$ 1,711	$ 1,797	$ 1,545	$ 1,597
Amortization of intangibles	(38)	(38)	(42)	(32)	(32)
Merger-related and restructuring charges, net	(13)	(43)	(92)	(23)	(50)
Gain (loss) on early extinguishment of debt	-	-	-	1	-
Mortgage reserve adjustments	31	-	-	-	-
Charitable contribution	-	(50)	-	-	-
Settlement of FHA-insured loan matters and related recovery	-	73	-	-	-
Efficiency Ratio Numerator - Adjusted	$ 1,648	$ 1,653	$ 1,663	$ 1,491	$ 1,515
Efficiency Ratio Denominator – Revenue[2] – GAAP	$ 2,727	$ 2,774	$ 2,747	$ 2,545	$ 2,519
Taxable equivalent adjustment	41	40	40	39	38
Securities (gains) losses, net	(1)	-	-	(45)	-
Efficiency Ratio Denominator - Adjusted	$ 2,767	$ 2,814	$ 2,787	$ 2,539	$ 2,557
Efficiency Ratio - GAAP	61.1 %	61.7 %	65.4%	60.7%	63.4 %
Efficiency Ratio - Adjusted	59.5	58.7	59.6	58.8	59.2

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

2 Revenue is defined as net interest income plus noninterest income

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26 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. Non-GAAP Reconciliations1 (Dollars in millions) Quarter Ended Dec. 31 Sept. 30 June 30 March 31 Dec. 31 Return on Average Tangible Common Shareholders' Equity 2016 2016 2016 2016 2015 Net income available to common shareholders $ 592 $ 599 $ 541 $ 527 $ 502 Plus: Amortization of intangibles, net of tax 24 24 26 20 21 Tangible net income available to common shareholders $ 616 $ 623 $ 567 $ 547 $ 523 Average common shareholders' equity $ 26,962 $ 26,824 $ 26,519 $ 25,076 $ 24,736 Less: Average intangible assets 10,508 10,545 10,574 9,226 9,224 Average tangible common shareholders' equity $ 16,454 $ 16,279 $ 15,945 $ 15,850 $ 15,512 Return on Average Tangible Common Shareholders' Equity 14.91% 15.20% 14.33% 13.87% 13.37%

Non-GAAP Reconciliations[1,2]

(Dollars in millions)

	Quarter Ended				
	Dec. 31 2016	Sept. 31 2016	June 30 2016	March 31 2016	Dec. 31 2015
Net interest income - GAAP	$ 1,565	$ 1,610	$ 1,617	$ 1,529	$ 1,504
Taxable-equivalent adjustment	41	40	40	39	38
Net interest income - taxable-equivalent	$ 1,606	$ 1,650	$ 1,657	$ 1,568	$ 1,542
Interest income - PCI loans	(49)	(52)	(48)	(59)	(56)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(33)	(40)	(42)	(28)	(30)
Accretion of mark on Susquehanna and National Penn liabilities	(6)	(7)	(9)	(8)	(9)
Accretion of mark on securities acquired from FDIC	14	(8)	(21)	(18)	(7)
Net interest income - Core	$ 1,532	$ 1,543	$ 1,538	$ 1,455	$ 1,439
Earning assets - GAAP	192,574	193,909	194,822	183,612	183,151
Average balance - PCI loans	(974)	(1,052)	(1,130)	(1,098)	(1,070)
Average balance of mark on Susquehanna and National Penn non-PCI loans	300	335	345	274	437
Average balance of mark on securities acquired from FDIC	402	408	424	441	448
Earning assets - Core	$ 192,302	$ 193,601	$ 94,461	$183,230	$ 182,967
Annualized net interest margin					
Reported	3.32%	3.39%	3.41%	3.43%	3.35%
Core	3.18	3.18	3.17	3.19	3.13

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

2 Amounts may not sum due to rounding

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